Exhibit 99.1

DCT INDUSTRIAL TRUST INC. ® REPORTS SECOND QUARTER AND

YEAR-TO-DATE 2011 RESULTS

Q2 FFO as Adjusted Totaled $0.10 per share; 2011 Guidance Updated to $0.37 - $0.39 per share

Announces the Acquisition of Five Buildings and Two Land Parcels Since First Quarter

Occupancy Increased to 88.1 Percent in Second Quarter; up 30 Basis-Points

DENVER, Colo. August 4, 2011 – DCT Industrial Trust Inc.® (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three and six months ending June 30, 2011.

Funds from Operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for the second quarter of 2011 totaled $26.9 million, or $0.10 per diluted share, compared with $23.5 million, or $0.10 per diluted share, for the second quarter of 2010. These results exclude $2.6 million and $4.9 million of acquisition costs and impairment losses for the quarters ending June 30, 2011 and 2010, respectively.

FFO, as adjusted, attributable to common stockholders and unitholders for the six months ending June 30, 2011 totaled $50.3 million, or $0.19 per diluted share, compared with $47.5 million, or $0.20 per diluted share, for the first half of 2010. These results exclude $3.0 million and $6.1 million of acquisition costs, impairment losses and debt modification costs for the six months ending June 30, 2011 and 2010, respectively.

Including acquisition costs and impairment losses of $2.6 million, FFO was $24.4 million, or $0.09 per diluted share for the three months ending June 30, 2011. For the six months ending June 30, 2011, including $3.0 million of acquisition costs and impairment losses, FFO was $47.3 million, or $0.18 per diluted share.

Net loss attributable to common stockholders for the second quarter of 2011 was $8.5 million, or $0.04 per diluted share, compared with a net loss of $10.7 million, or $0.05 per diluted share, reported for the second quarter of 2010. Net loss attributable to common stockholders for the six months ended June 30, 2011 was $17.0 million, or $0.07 per diluted share, compared with a net loss of $18.0 million, or $0.09 per diluted share, for the six months ended June 30, 2010. The net loss attributable to common stockholders for 2011 includes a $1.2 million casualty gain from insurance recoveries in excess of the incurred losses recorded in the second quarter.

“We continued to make great progress in the second quarter meeting our strategic objectives,” said Phil Hawkins, President and CEO of DCT Industrial. “Our market teams are successfully competing on the leasing front and sourcing quality, profitable acquisitions, positioning the Company to continue to grow long-term. Additionally, our pipeline of prospective acquisitions is very encouraging.”

518 17TH STREET, 8TH FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

Property Results and Leasing Activity

As of June 30, 2011, DCT Industrial owned 408 consolidated properties, totaling 59.3 million square feet with occupancy of 88.1 percent, up from 87.8 percent as of March 31, 2011.

Net operating income (“NOI”) was $45.3 million in the second quarter of 2011, compared with $41.1 million reported for the second quarter of 2010. Second quarter 2011 same-store NOI, excluding revenue from lease terminations, declined 1.2 percent on a GAAP basis and 1.4 percent on a cash basis, when compared to the same period last year. Occupancy of same-store properties averaged 88.6 percent in the second quarter of 2011, an increase of 250 basis-points compared with an average of 86.1 percent in the second quarter of 2010.

The Company signed leases totaling 4.0 million square feet in the second quarter of 2011. Year-to-date leasing activity has totaled 7.0 million square feet which compares to 6.3 million square feet in the first six months of 2010. As of June 30, 2011, 0.8 million square feet, or 1.4 percent of DCT Industrial’s total consolidated portfolio of 59.3 million square feet, was leased but not occupied.

In the second quarter of 2011, rental rates on signed leases declined 1.6 percent on a GAAP basis and 5.4 percent on a cash basis compared to the prior leases. Over the previous four quarters, rental rates on signed leases declined 6.0 percent on a GAAP basis and 10.2 percent on a cash basis. The Company’s tenant retention rate was 69.8 percent in the second quarter of 2011 and 70.5 percent year-to-date.

Building Acquisitions

DCT Industrial acquired a total of five buildings since the first quarter – three buildings in the second quarter of 2011, totaling 473,000 square feet, and two additional buildings in July, totaling 159,000 square feet. The table below represents a summary of the acquisitions:

Market	Square Feet	Occupancy	Purchase Price(1)	Price PSF	Closed
Chicago, IL	156,000	35.0%	$3,400	$21.80	Apr-11
Whittier, CA	72,000	100.0%	4,757	65.81	Apr-11
Phoenix, AZ	245,000	100.0%	8,200	33.45	Jun-11
Ontario, CA	82,000	100.0%	6,227	76.22	Jul-11
Atlanta, GA	77,000	100.0%	2,300	26.69	Jul-11

Total / Average	632,000	84.0%	$24,884	$39.34

(1)	Purchase price in $000’s; excludes acquisition costs

“I am very pleased with our success in acquiring high-quality, well-located assets in our target markets. We have sourced a number of off-market transactions, and have also been willing to take on leasing and development risk to further create value for our shareholders,” said Hawkins. “We have made excellent progress executing on our value-add opportunities.”

The Chicago building is a 156,000 square foot value-add acquisition and was an off-market transaction. The property is ideally located along the highway infrastructure to serve the Chicago metro area and is in close proximity to Chicago O’Hare airport. The building was 35 percent occupied upon purchase. The Company has upgraded the facility and in July, DCT Industrial signed a lease for one of the two vacant units bringing the leased rate to 57 percent. The Company expects to earn a cash yield of 9.6 percent once stabilized.

The Whittier property is a 72,000 square foot distribution building in the Mid-Counties of the Los Angeles County sub-market. This extremely strong sub-market is considered the center of the L.A. basin with easy access to the entire metro area, highways and ports. Given the lack of available land for development, vacancy rates are low which provides for great market fundamentals. The building is 100 percent occupied with an expected year-one cash yield of 8.3 percent. The current tenant has occupied the building since 2003.

The Phoenix property is a 245,000 square foot, modern, class-A, bulk-distribution building with rail-service and direct interstate access. The building was a sale-leaseback and is 100 percent occupied with an annual cash yield of 8.4 percent upon the end of a free-rent period. This building is one of the few properties in Phoenix with active rail service directly to a building in a market where approximately three percent of industrial buildings are directly rail-served.

The Ontario property is an 82,000 square foot building with close proximity to the ports of Los Angeles and Long Beach. The mid-size building is well-located within Ontario and fits well within our Inland Empire portfolio. The property is 100 percent occupied with a year-one cash yield of 7.8 percent.

The Atlanta building is located in an infill location strategically positioned near Interstate 85 with great access serving the metro area. The 77,000 square foot building is expected to earn a stabilized cash yield of 8.6 percent upon DCT Industrial’s re-tenanting a portion of the building.

Year-to-date, DCT Industrial has acquired 12 buildings totaling 1.7 million square feet for $72.2 million, excluding the share owned by noncontrolling interests, including transactions through July. They are expected to generate a year-one cash yield of 6.3 percent and an 8.3 percent yield once stabilized.

Land Acquisitions

DCT Industrial closed on a 28.3 acre land parcel for $13.6 million in the highly-desirable Inland Empire West market of Southern California in July. The parcel represents one of the few premier industrial land parcels in the sub-market that can support bulk distribution. The site is situated adjacent to the I-10 Freeway – a major distribution corridor from the ports of Los Angeles and Long Beach. The site is currently being entitled to develop a 650,000 square foot, class-A, cross-dock distribution facility, with LEED certification. Construction is expected to commence in the first half of 2012.

Additionally, the Company closed in July on phase one of a two-phase land acquisition in the Airport West submarket of Miami for $3.1 million. The land parcel consists of approximately 7.3 acres which represents one of the last remaining parcels of developable industrial land in the sub-market. The property will support the development of a 167,000 square foot, class-A, rear-load distribution building with excellent interstate access. The Company anticipates construction to begin in the first quarter of 2012. Phase two is expected to be purchased for an additional $3.1 million with an estimated closing date of December 2011.

Capital Markets Activity

In June 2011, the Company entered into a new senior unsecured $175 million term loan, and extended its senior unsecured revolving line of credit, both of which are scheduled to mature in 2015. The $175 million term loan replaces the majority of the $200 million term loan which was to mature in June 2011.

On August 1, DCT Industrial closed on a $225 million private placement of senior unsecured notes. The transaction consisted of six tranches of notes, with an average maturity of 8.5 years and an average interest rate of 4.93 percent. The proceeds are being used to pay down our revolving line of credit, retire maturing mortgage debt and for general corporate purposes.

After the close of the transactions, the Company’s average debt maturity was 5.6 years compared to 3.8 years as of December 31, 2010.

Strong Balance Sheet

The Company’s consolidated net debt to total gross assets (total assets less cash and before depreciation and amortization) was 35.2 percent as of June 30, 2011, compared with 36.8 percent as of December 31, 2010. The Company’s fixed charge coverage for the second quarter of 2011 was 2.7 times.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 18, 2011, to stockholders of record as of October 6, 2011.

Guidance

The Company updated the range of guidance for 2011 FFO, as adjusted, to $0.37 to $0.39 per diluted share. Additionally, net loss attributable to common stockholders is expected to be between $(0.12) and $(0.09) per diluted share.

The Company’s guidance excludes future real estate gains and losses, impairments, debt modification costs, and acquisition costs.

Conference Call Information

DCT Industrial will host a conference call to discuss second quarter 2011 results and its recent business activities on Friday, August 5, 2011 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available until Monday, August 22, 2011 and can be accessed by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 10001818. A live webcast of the conference call will be available in the Investor Relations section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until Friday, November 4, 2011.

Supplemental information is available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust Inc.®

DCT Industrial Trust Inc. is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2011, the Company owned interests in, managed or had under development approximately 77.8 million square feet of properties leased to more than 860 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	June 30, 2011	December 31, 2010
ASSETS:	(unaudited )
Land	$594,070	$567,152
Building and improvements	2,412,161	2,343,835
Intangible lease assets	90,963	93,497
Construction in progress	28,088	32,952

Total investment in properties	3,125,282	3,037,436
Less accumulated depreciation and amortization	(584,716)	(528,705)

Net investment in properties	2,540,566	2,508,731
Investments in and advances to unconsolidated joint ventures	137,287	138,455

Net investment in real estate	2,677,853	2,647,186
Cash and cash equivalents	8,080	17,330
Notes receivable	1,138	1,222
Deferred loan costs, net	8,048	5,883
Straight-line rent and other receivables, net of allowance for doubtful accounts of $2,449 and $2,088, respectively	39,383	33,278
Other assets, net	14,039	14,990

Total assets	$2,748,541	$2,719,889

LIABILITIES AND EQUITY:
Liabilities:
Accounts payable and accrued expenses	$33,117	$38,354
Distributions payable	19,021	17,458
Tenant prepaids and security deposits	21,398	20,759
Other liabilities	14,907	12,373
Intangible lease liability, net	18,163	18,748
Line of credit	96,000	51,000
Senior unsecured notes	710,000	735,000
Mortgage notes	376,664	425,359

Total liabilities	1,289,270	1,319,051

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized 245,551,842 and 222,946,676 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2,455	2,229
Additional paid-in capital	2,015,127	1,898,289
Distributions in excess of earnings	(740,548)	(689,127)
Accumulated other comprehensive loss	(17,752)	(15,289)

Total stockholders’ equity	1,259,282	1,196,102
Noncontrolling interests	199,989	204,736

Total equity	1,459,271	1,400,838

Total liabilities and equity	$2,748,541	$2,719,889

Net debt:
Senior unsecured notes, mortgage notes and senior unsecured line of credit	$1,182,664	$1,211,359
Less cash and cash equivalents	(8,080)	(17,330)
Less mortgage premiums, net	(2,781)	(3,550)

Net debt	$1,171,803	$1,190,479

Total gross assets:
Total assets	$2,748,541	$2,719,889
Less cash and cash equivalents	(8,080)	(17,330)
Add back accumulated depreciation and amortization	584,716	528,705

Total gross assets	$3,325,177	$3,231,264

Net debt to total gross assets	35.2%	36.8%

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, amounts in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
Rental revenues	$63,264	$58,366	$125,598	$116,148
Institutional capital management and other fees	1,129	1,038	2,148	2,005

Total revenues	64,393	59,404	127,746	118,153

OPERATING EXPENSES:
Rental expenses	8,887	8,007	17,582	16,595
Real estate taxes	9,068	9,218	18,507	18,349
Real estate related depreciation and amortization	32,298	28,948	63,441	57,228
General and administrative	7,063	6,362	14,119	12,394
Impairment losses	—	4,556	—	4,556
Casualty gains	(1,244)	—	(1,244)	—

Total operating expenses	56,072	57,091	112,405	109,122

Operating income	8,321	2,313	15,341	9,031
OTHER INCOME AND EXPENSE:
Equity in loss of unconsolidated joint ventures, net	(1,126)	(349)	(2,483)	(907)
Impairment losses on investments in unconsolidated joint ventures	(1,934)	—	(1,934)	—
Loss on business combinations	—	—	—	(395)
Interest expense	(14,768)	(13,225)	(30,279)	(25,988)
Interest and other income (expense)	14	353	99	(115)
Income tax expense and other taxes	(121)	(582)	(161)	(820)

Loss from continuing operations	(9,614)	(11,490)	(19,417)	(19,194)
Income (loss) from discontinued operations	79	(628)	37	(1,160)

Loss before gain on dispositions of real estate interests	(9,535)	(12,118)	(19,380)	(20,354)
Gain on dispositions of real estate interests	—	—	—	16

Consolidated net loss of DCT Industrial Trust Inc.	(9,535)	(12,118)	(19,380)	(20,338)
Net loss attributable to noncontrolling interests	1,060	1,387	2,369	2,383

Net loss attributable to common stockholders	$(8,475)	$(10,731)	$(17,011)	$(17,955)

EARNINGS PER COMMON SHARE – BASIC AND DILUTED:
Loss from continuing operations	$(0.04)	$(0.05)	$(0.07)	$(0.08)
Income (loss) from discontinued operations	0.00	0.00	0.00	(0.01)

Net loss attributable to common stockholders	$(0.04)	$(0.05)	$(0.07)	$(0.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	245,413	210,841	239,261	209,602

Reconciliation of Net Loss Attributable to Common Stockholders to Funds from Operations

(unaudited, amounts in thousands, except per share and unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net loss attributable to common stockholders	$(8,475)	$(10,731)	$(17,011)	$(17,955)
Adjustments:
Real estate related depreciation and amortization	32,298	29,182	63,441	57,776
Equity in loss of unconsolidated joint ventures, net	1,126	349	2,483	907
Equity in FFO of unconsolidated joint ventures	719	1,223	1,036	2,676
Loss on business combinations	—	—	—	395
Gain on dispositions of real estate interests	—	(22)	—	(33)
Gain (loss) on dispositions of non-depreciated real estate	—	(4)	—	7
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,573)	(3,428)	(7,197)	(7,034)
FFO attributable to unitholders	2,262	2,060	4,523	4,707

FFO attributable to common stockholders and unitholders, basic and diluted	24,357	18,629	47,275	41,446

Adjustments:
Acquisition costs(1)	663	147	1,063	208
Debt modification costs	—	—	—	1,136
Impairment losses	1,892	4,743	1,934	4,743

FFO, as adjusted, attributable to common stockholders and unitholders, basic and diluted	$26,912	$23,519	$50,272	$47,533

FFO per common share and unit, basic and diluted	$0.09	$0.08	$0.18	$0.17

FFO, as adjusted, per common share and unit, basic and diluted	$0.10	$0.10	$0.19	$0.20

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	245,413	210,841	239,261	209,602
Participating securities	1,838	1,877	1,728	1,615
Units	25,100	26,367	25,310	26,855

FFO weighted average common shares, participating securities and units outstanding – basic	272,351	239,085	266,299	238,072
Dilutive common stock equivalents	505	441	507	434

FFO weighted average common shares, participating securities and units outstanding – diluted	272,856	239,526	266,806	238,506

(1)	Excluding amounts attributable to noncontrolling interests.

Guidance(1)

The Company is providing the following guidance:

	Range for the Full-Year 2011
	Low	High
Guidance:
Earnings per common share – diluted	$(0.12)	$(0.09)
Impairments and acquisition costs	$0.01	$0.01
Real estate related depreciation and amortization net of noncontrolling interests (2)	0.48	0.47

FFO, as adjusted, per common share and unit – diluted	$0.37	$0.39

(1)	The Company’s guidance excludes future real estate gains and losses, impairments, debt modification costs, and acquisition costs
(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures

The following table shows the calculation of our Fixed Charge Coverage for the three and six months ended

June 30, 2011 and 2010 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
CALCULATION OF ADJUSTED EBITDA
Net loss attributable to common stockholders	$(8,475)	$(10,731)	$(17,011)	$(17,955)
Interest expense(1)	14,768	13,248	30,279	26,036
Proportionate share of interest expense from unconsolidated joint ventures	770	731	1,609	1,357
Real estate related depreciation and amortization(1)	32,298	29,182	63,441	57,776
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,576	1,406	3,002	2,977
Income tax expense and other taxes(1)	121	582	161	820
Stock-based compensation amortization	1,283	1,211	2,664	2,348
Noncontrolling interests(1)	(1,060)	(1,387)	(2,369)	(2,383)
Loss on business combinations	—	—	—	395
Non-FFO gains on dispositions of real estate interests	—	(26)	—	(26)
Impairment losses (1)(2)	1,892	4,743	1,934	4,743

Adjusted EBITDA	$43,173	$38,959	$83,710	$76,088

CALCULATION OF FIXED CHARGES
Interest expense (1)	$14,768	$13,248	$30,279	$26,036
Capitalized interest	912	477	1,673	1,402
Amortization of loan costs and debt premium/discount	(268)	(258)	(481)	(567)
Proportionate share of interest expense from unconsolidated joint ventures	770	731	1,609	1,357

Total fixed charges	$16,182	$14,198	$33,080	$28,228

Fixed charge coverage	2.7	2.7	2.5	2.7

(1)	Includes amounts related to discontinued operations.
(2)	Includes impairment losses on investments in unconsolidated joint ventures.

The following table is a reconciliation of our net operating income to our reported “Loss from continuing operations” for the three and six months ended June 30, 2011 and 2010 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Loss from continuing operations	$(9,614)	$(11,490)	$(19,417)	$(19,194)
Income tax expense and other taxes	121	582	161	820
Interest and other (income) expense	(14)	(353)	(99)	115
Interest expense	14,768	13,225	30,279	25,988
Equity in loss of unconsolidated joint ventures, net	1,126	349	2,483	907
General and administrative	7,063	6,362	14,119	12,394
Real estate related depreciation and amortization	32,298	28,948	63,441	57,228
Loss on business combinations	—	—	—	395
Impairment losses	1.934	4,556	1,934	4,556
Casualty gains	(1,244)	—	(1,244)	—
Institutional capital management and other fees	(1,129)	(1,038)	(2,148)	(2,005)

Total net operating income	45,309	41,141	89,509	81,204
Less net operating income non-same store properties	(5,082)	(545)	(9,479)	(547)

Same store GAAP net operating income	40,227	40,596	80,030	80,657
Less revenue from lease terminations	(134)	(23)	(188)	(57)

Same store net operating income, excluding revenue from lease terminations	40,093	40,573	79,842	80,600
Less straight-line rents, net of related bad debt expense	(1,264)	(1,360)	(3,256)	(2,935)
Add back amortization of above/(below) market rents	(97)	80	(187)	188

Same store cash net operating income, excluding revenue from lease terminations	$38,732	$39,293	$76,399	$77,853

Financial Measures

Net operating income (“NOI”) is defined as rental revenues, including expense reimbursements, less rental expenses and real estate taxes, which excludes depreciation, amortization, impairment, general and administrative expenses and interest expense. We consider NOI to be an appropriate supplemental performance measure because it reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, amortization, impairment, general and administrative expenses, interest income, and interest expense. However those measures should not be viewed as alternative measures of our financial performance since they exclude expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI, same store NOI (excluding revenue from lease terminations), and cash basis same store NOI (excluding revenue from lease terminations). Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating income. Therefore, we believe net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance.

We believe that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, we consider FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, to be a useful supplemental, non-GAAP measure of our operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of operating real estate held for investment purposes and adjustments to derive our proportionate share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations as defined by GAAP, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance, acquisition costs, debt modification costs and impairment losses. We believe that FFO excluding severance, acquisition costs and debt modification costs, which are non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, our FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains and losses on disposed assets and business combinations. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains or losses from the dispositions of real estate, impairment losses and gains and losses on business combinations.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the economic recession that began in 2007 and the strength of the economic recovery; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.